As Filed with the Securities and Exchange Commission on December 18, 1998
                                                  Registration No. 333-


                        UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                         ----------

                          FORM S-8
                   REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933
                         ----------

                LINCOLN HERITAGE CORPORATION
     (Exact name of registrant as specified in charter)

                            TEXAS
(State or other jurisdiction of incorporation or organization)

                         36-3427454
          (I.R.S. Employer Identification Number)

           1250 Capital of Texas Highway
                    Austin, Texas                             78746
       (Address of principal executive offices)            (Zip Code)
                         ----------
                LINCOLN HERITAGE CORPORATION
                1998 LONG-TERM INCENTIVE PLAN
                  (Full title of the plan)
                         ----------

                     Nicholas M. Powling
            President and Chief Executive Officer
                Lincoln Heritage Corporation
                1250 Capital of Texas Highway
                    Building 3, Suite 100
                     Austin, Texas 78746
           (Name and address of agent for service)
                  Telephone: (512) 328-0075
                         ----------
                         Copies to:
      THOMAS A. LITZ, ESQ.                 HOWARD A. WITTNER, ESQ.
         Thompson Coburn                 Wittner, Poger, Rosenblum,
      One Mercantile Center               Spewak and Maylack, P.C.
   St. Louis, Missouri  63101          7700 Bonhomme Avenue, Suite 400
   Telephone:  (314) 552-6000             St. Louis, Missouri 63105
       Fax:  (314)552-7000                Telephone: (314)862-3535
                                             Fax:  (314)862-5741
                          ---------

               CALCULATION OF REGISTRATION FEE
================ ----------- ---------- ------------------ ==================

   Title of        Amount     Offering   Proposed Maximum   Proposed Maximum
 Securities to     to be      Price Per     Aggregate          Amount of
 be Registered   Registered   Share(1)   Offering Price(1)  Registration Fee
================ =========== ========== ================== ==================

 Common Stock,    1,200,000   $5.31250      $6,375,000          $1,772
$0.01 par value     shares
================ =========== ========== ================== =================

<F1> Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h)(1), and based upon the average of the high and low prices of the Common Stock, $0.01 par value, of Lincoln Heritage Corporation as reported by the Pacific Exchange on December 11, 1998.


         The undersigned Registrant hereby files this Registration Statement on Form S-8 (the "Registration Statement") to register 1,200,000 shares of Lincoln Heritage Corporation ("Lincoln Heritage") common stock, $0.01 par value (the "Common Stock"), for issuance to participants under the Lincoln Heritage Corporation 1998 Long-Term Incentive Plan (the "Plan").

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Lincoln Heritage with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The financial statements and the notes thereto set forth at pages F-1 through F-26 in Lincoln Heritage's Prospectus, dated October 27, 1998 (File No. 333-50525) filed pursuant to Rule 424(b)(1) of the Act.

         (b) Lincoln Heritage's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         (c) The description of the Common Stock, set forth in Item 1 of Lincoln Heritage's Registration Statement on Form 8-A, dated April 24, 1998 (File No. 001-14067), as amended by Form 8-A/A dated August 6, 1998, and any amendment or report filed for the purpose of updating such description, incorporating by reference Lincoln Heritage's Registration Statement on Form S-1, dated April 20, 1998 (Registration No. 333-50525), and any amendment or report filed for the purpose of updating such description.

         All documents filed by Lincoln Heritage pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Section 2.02-1 of the Texas Business Corporation Act provides generally and in pertinent part that a Texas corporation may indemnify its directors and officers against expenses (if the person is found liable to the corporation or on the basis that improper benefit was improperly received by the person) or against expenses, judgments, fines and settlements (in all other cases) actually and reasonably incurred by them in connection with any action, suit or proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 2.02-1 does not permit indemnification when the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Section 2.02-1 further permits a Texas corporation to grant to its directors and officers additional rights of indemnification not inconsistent with the Texas Business Corporation Act through bylaw provisions, agreements, votes of shareholders or interested directors or otherwise, to purchase indemnity insurance on behalf of such indemnifiable persons and to advance to such indemnifiable persons expenses incurred in defending a suit or proceeding upon receipt of certain undertakings.

         Article 11 of the Company's Amended and Restated Articles of Incorporation provides that, subject to certain exceptions, the Company shall indemnify, to the fullest extent permitted by law, any person who is or was a director or executive officer of the Company or any subsidiary, and may indemnify, subject to certain exceptions and to the extent that the Board of Directors deems appropriate and as set forth in the Bylaws or a resolution, any person who is or was a non-executive officer, or employee or agent of the Company or any subsidiary or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Company or a subsidiary) by reason of the fact that such person is or was serving in such capacity. In addition, Article 11 authorizes the Company to purchase insurance for itself or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of the Company, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Company. Article 11 also authorizes the Company, to the extent that the Board of Directors deems appropriate, to make advances of expenses to an indemnifiable person upon the receipt by the Company of a written undertaking by such person to repay any amounts advanced in the event that it is ultimately determined that such person is not entitled to such indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.

         See Exhibit Index located at page 6 hereof.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment hereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on December 18, 1998.

                                                   LINCOLN HERITAGE CORPORATION


                                                 By     /s/ Nicholas M. Powling
                                       Nicholas M. Powling, President and Chief
                                                              Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title                                       Date

  /s/ Nicholas M. Powling          President and
--------------------------         Chief Executive Officer     December 18, 1998
Nicholas M. Powling
Principal Executive Officer



 /s/ Clifton Mitchell               Executive Vice President-  December 18, 1998
--------------------------          Actuarial and Director
Clifton Mitchell
Principal Financial and
Accounting Officer


  /s/ Brent D. Cassity               Chairman of the Board     December 14, 1998
--------------------------
Brent D. Cassity


  /s/ Randall K. Sutton              Director                  December 14, 1998
-------------------------
Randall K. Sutton


  /s/  Howard A. Wittner             Director                  December 14, 1998
-------------------------
Howard A. Wittner


  /s/  Mark A. Turken                Director                  December 15, 1998
--------------------------
Mark A. Turken


 /s/ Paul J. Gallant                 Director                  December 14, 1998
------------------------
Paul J. Gallant



                                  EXHIBIT INDEX

Exhibit No.

4.1 Lincoln Heritage Corporation's Registration Statement on Form 8-A, dated April 24, 1998 (File No. 001-14067), as amended by Form 8-A/A, dated August 6, 1998, is incorporated herein by reference.

5.1  Opinion of  Wittner,  Poger,  Rosenblum,  Spewak and  Maylack,  P.C.
     as to the legality of the securities being registered.

10.1 Lincoln Heritage  Corporation  1998 Long-Term  Incentive Plan, filed as
     Exhibit 10.1  to  Amendment  No.  7  to  Lincoln  Heritage  Corporation's
     Registration Statement on Form S-1 (File No. 333-50525), is incorporated herein by reference.

23.1 Consent of Killman, Murrell and Company, P.C. with respect to the financial statements of Lincoln Heritage Corporation.

23.2 Consent of Wittner, Poger, Rosenblum, Spewak and Maylack, P.C.
     (included in Exhibit 5.1).
